EXHIBIT 10.41


                         EXECUTIVE EMPLOYMENT AGREEMENT

     This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of April 10, 2000, between SportsPrize Entertainment Inc. (the "Company"), a Nevada corporation, and David Kenin (the "Executive"), a resident of Manhattan Beach, California.

     WHEREAS, the Company wishes to employ the Executive to perform services for the Company on the terms and conditions set forth in this Agreement, and the Executive wishes to be retained and employed by the Company on such terms and conditions.

     NOW, THEREFORE, in consideration of the promises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Employment. The Company hereby employs the Executive, and the Executive accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

     2. Term. Unless terminated at an earlier date in accordance with Section 8 of this Agreement, the term of Executive's employment hereunder shall be for a period of two (2) years, commencing on April 17, 2000. Within 90 to 180 days prior to the expiration of the Initial Term, the parties will engage in good faith discussions regarding whether the Agreement will be extended and, if so, on what terms.

     3. Position and Duties.

          (a) Service with Company. During the term of Executive's employment, the Executive agrees to serve, for any period for which he is elected, as Chairman of the Board of Directors of the Company. During the term of Executive's employment, Executive also agrees to hold the office of Chief Executive Officer and perform reasonable employment duties that are ordinarily and customarily vested in the office of a Chief Executive Officer of a corporation. During the Initial Term, Executive agrees to spend not less than an annual average of 75% of his productive working time performing services under this Agreement.

          (b) Performance of Duties. The Executive agrees to serve the Company faithfully and to the best of his ability.

     4. Compensation.

          (a) Base Salary. As compensation for the services to be performed by the Executive under this Agreement, the Company shall pay to Executive an annual base salary of $250,000 per year, less deductions and withholdings, which salary shall be paid on a semi-monthly basis in arrears in accordance with the Company's normal payroll procedures. If this Agreement is extended, the compensation payable to the Executive during each year after the second year of Executive's employment shall be established by the Company's Board of



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

Directors following Executive's annual performance review, but in no event shall the salary for any subsequent year be less than the salary in effect for the prior year.

          (b) Participation in Benefit Plans. While the Executive is employed by the Company, he shall be eligible to participate in all employee benefit plans or programs (including vacation time) of the Company to the extent that the Executive meets the requirements for each individual plan. The Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and the Executive participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

          (c) Expenses. The Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the Company's normal policies for expense reporting and verification.

          (d) Issuance of Stock Option. Concurrently with the execution of this Agreement, the Company is granting to the Executive a non-statutory option to purchase up to 1,000,000 shares of the Company's common stock at an option price of $0.01 per share. Such option shall be subject to the vesting schedule and terms and conditions set forth in the Stock Option Agreement attached as Exhibit A hereto.

     5. Confidential Information.

          (a) Except as permitted or directed by the Company's Board of Directors, during the term of his employment or at any time thereafter, the Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that the Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Executive.

          (b) Know-How and Trade Secrets. All know-how and trade secret information conceived or originated by the Executive that arises out of the performance of his obligations or responsibilities under this Agreement or any related material or information shall be the property of the Company, and all rights therein are assigned to the Company under this Agreement. In accordance with California law, this Section does not apply to inventions for which no equipment, supplies, facility, or trade secret information of Company was used and which was developed entirely on Executive's own time, unless: (a) the invention relates (i) directly to the business of Company or (ii) to Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Executive for Company.

     6. Non-Solicitation Covenant. During the term of his employment with the Company and for a period of one year after the termination of such employment (whether such termination is with or without cause, or whether such termination is occasioned by the Executive



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

or the Company), Executive shall not, directly or indirectly, solicit or encourage any employee of the Company to terminate his/her employment for the purpose of competing with the Company.

     7. Noncompetition Covenant.

          (a) Agreement Not to Compete. During the term of his employment with the Company and for a period of four (4) months after the termination of such employment (unless such termination is by the Company without cause), Executive shall not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) in any phase of the sports-related Internet business which the Company is conducting during the term of this Agreement, including the design, development, manufacture, distribution, marketing, leasing or selling of accessories, devices or systems related to the products or services being sold by the Company.

          (b) Indirect Competition. The Executive will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7 if such activity were carried out by the Executive, either directly or indirectly. In particular the Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

          (c) The Parties recognize that Executive is on the Board of Directors of the World Wrestling Federation and is consulting with The Nashville Network, and that none of Executive's activities regarding these organizations are governed or prohibited by Sections 7(a) and 7(b).

     8. Termination of Employment.

          (a)  Grounds  for  Termination.   The  Executive's   employment  shall
terminate prior to the expiration of the initial term set forth in Section 2 or any extension thereof in the event that at any time:

               (i) The Executive dies,

               (ii) The Executive becomes  "disabled," so that he cannot perform
the   essential   functions   of  his  position   with  or  without   reasonable
accommodation,

               (iii) The Board of Directors of the Company elects to terminate this Agreement for "cause," as defined under California case law, and notifies the Executive in writing of such election,

               (iv) The Board of Directors of the Company elects to terminate this Agreement without "cause" and notifies the Executive in writing of such election,

               (v) The Executive elects to terminate this Agreement and notifies the Company in writing of such election, at least 60 days prior to Executive's desired termination date.



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


               (vi) If the Executive is no longer the most senior executive in the Company, Executive may voluntarily resign within 30 days of the change in status and receive continued salary (as described in Section 4(a)), provided Executive gives the Company at least 30 days notice of the election and the change in status remains unremedied at the end of the notice period, and provided further that Executive signs a separation agreement and release in a form acceptable to the Company substantially similar to the Form of Separation Agreement attached as Exhibit B hereto.

     If this Agreement is terminated pursuant to clause (i), (ii), (iii) or (iv) of this Section 8(a), such termination shall be effective immediately. If this Agreement is terminated pursuant to clause (v) of this Section 8(a), such termination shall be effective 60 days after delivery of the notice of termination.

          (b) Effect of Termination. Notwithstanding any termination of this Agreement, the Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Executive's employment.

          (c) "Disabled" Defined. "Disabled" means any mental or physical condition that renders the Executive unable to perform the essential functions of his position, with or without reasonable accommodation, for a period in excess of three (3) months.

          (d) Surrender of Records and Property. Upon termination of his employment with the Company, the Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

          (e) Salary Continuation. If the Executive's employment by the Company is terminated by the Company pursuant to Section 8(a) (i), (ii), (iii) or (v), the Executive's right to base salary and benefits shall immediately terminate, except as may otherwise be required by applicable law. In the event that the Executive's employment is terminated in accordance with Section 8(a)(iv) or
(vi), and provided that Executive signs a separation agreement and release in a form acceptable to the Company (substantially similar to the Form of Separation Agreement attached as Exhibit B hereto), all of Executive's unvested stock options shall immediately vest and the Company shall continue to make the normal base salary payments to Executive until April 16, 2002. Executive also shall remain enrolled in Company medical plans at Company expense until April 16, 2002.

     9. Settlement of Disputes.

          (a) Arbitration. Any claims or disputes of any nature between the Company and the Executive arising from or related to the performance, breach, termination, expiration, application or meaning of this Agreement or any matter relating to the Executive's employment and the termination of that employment by the Company shall be resolved exclusively by arbitration in California, in accordance with the applicable rules of the American Arbitration Association. In the event of submission of any dispute to arbitration, each party shall, not later than 30 days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing. If the Company is unsuccessful on the merits of an arbitration under this paragraph, it shall pay the fees of the arbitrator(s) and other costs incurred by the Executive and the Company, including attorney's fees, in connection with such arbitration. Otherwise, the Company and the Executive each shall bear their own fees and costs and split the fees of the arbitrator(s).

     The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

          (b) Venue. Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the courts of the State of California. The Executive and the Company consent to the jurisdiction of such courts over the subject matter set forth in Section 8. The Executive waives any right the Executive may have to transfer or change the venue of any litigation brought against the Executive by the Company.

     10. Tax and Legal Advice. Executive represents and warrants that he has been advised to or has consulted with independent financial, tax and/or legal counsel regarding the tax and other implications of receipt of consideration set forth in this Agreement or his employment with the Company. Executive acknowledges and agrees that he is responsible for all tax consequences of consideration received under this Agreement and his employment with the Company, except for withholdings from salary required by law, and will indemnify and defend the Company for any losses resulting from Executive's breach of this provision.

     11. Miscellaneous.

          (a) Entire Agreement. This Agreement (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

          (b) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

          (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby. In furtherance and not in limitation of the foregoing, should



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

the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provision valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

          (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (e), successors and assigns.

          (e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of the Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement.

          (f) Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by the Executive shall constitute a waiver of any other right or breach by the Executive.

          (g) Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

           David Kenin
           607 Bayview Drive
           Manhattan Beach, California  90266

           With a copy to:
           Alan R. Morris Co.
           545 Madison Avenue
           New York, New York  10022



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

           Attention:  President
           SportsPrize Entertainment Inc.
           13101 Washington Boulevard, Suite 131
           Los Angeles, California  90066

Any party may change the address set forth above by notice to each other party given as provided herein.

          (h) Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (i)  Governing  Law.  ALL  MATTERS  RELATING  TO  THE  INTERPRETATION,
CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

          (j) Third-Party Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

          (k) Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph.

SportsPrize Entertainment Inc.


By: /s/ Bruce R. Cameron
    -------------------------------
    Bruce R. Cameron

Its: President and Chief Financial Officer


/s/ David Kenin
-------------------------------
David Kenin

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

                         SportsPrize Entertainment Inc.
                       (formerly Kodiak Graphics Company)

     This STOCK OPTION AGREEMENT is entered into as of the 10th day of April, 2000 ("Date of Grant") by and between SportsPrize Entertainment Inc., a Nevada corporation (the "Company"), and David Kenin (the "Optionee").

     WHEREAS, the Board of Directors of the Company (the "Board") has approved and adopted the 1999 Stock Option Plan (the "Plan"), pursuant to which the Board is authorized to grant to employees and other selected persons stock options to purchase common stock, without par value, of the Company (the "Common Stock");

     WHEREAS,  the Plan  provides for the granting of stock  options that either
(i) are intended to qualify as "Incentive  Stock Options"  within the meaning of
Section 422 of the Internal  Revenue Code of 1986, as amended (the  "Code"),  or
(ii)  do  not  qualify  under  Section  422 of the  Code  ("Non-Qualified  Stock
Options");

     WHEREAS, the Optionee has agreed to provide the Company with certain services pursuant to an employment agreement dated April 10, 2000 (the "Employment Agreement"), in consideration of the options granted under this agreement;

     WHEREAS, certain shareholders of the Company have agreed to pool shares of their Common Stock and agreed to make such shares available to certain officers, employees and other service providers for the benefit of the Company, as authorized by the Board;

     WHEREAS, the pooling shareholders have contributed One Million (1,000,000) shares of Common Stock to the Company for the purposes of granting the option to the Optionee;

     WHEREAS, the Board has determined that it is in the best interest of the Company to grant to Optionee options to purchase a total of One Million
(1,000,000) shares of Common Stock (the "Options"), which Options are not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, the Company agrees to offer to the Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, One Million (1,000,000) shares of Common Stock. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

     1. Exercise Price. The exercise price of the Options shall be $0.01 per share.



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

     2. Limitation on the Number of Shares. If the Options granted hereby are Incentive Stock Options, the number of shares which may be acquired upon exercise thereof is subject to the limitations set forth in Section 5(a) of the Plan.

     3. Vesting Schedule. The Options are exercisable in accordance with the following vesting schedule:

          (a) Options to acquire Forty Thousand (40,000) shares of Common Stock will vest and may be exercised immediately upon joining the Company as Chairman of the Board and Chief Executive Officer.

          (b) Options to acquire Forty Thousand (40,000) shares of Common Stock will vest and may be exercised on the last day of each month commencing on April 30, 2000, and continuing until March 31, 2002, when all One Million (1,000,000) Options will be fully vested and exercisable.

     Once the Options are vested, the Optionee shall have the right to exercise any or all of the vested Options at his discretion.

     All of the unvested Options shall vest immediately on completion of an event constituting a Change in the Control of the Corporation.

     Definition of Change in Control. As used in this Agreement, "Change in Control" means the occurrence of any of the following events during the term of this Agreement:

          (a) The sale to any purchaser of (i) all or substantially all of the assets of the Company or (ii) capital stock representing more than 50% of the stock of the Company entitled to vote generally in the election of directors of the Company; or

          (b) The merger or consolidation of the Company with another corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the surviving or resulting corporation in such merger or consolidation is held, directly or indirectly, in the aggregate by the holders immediately prior to such transaction of the outstanding securities of the Company; or

          (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report or item therein), each promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d) (2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
     Act) of securities representing 50% or more of the combined voting power of the voting stock of Company; or



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


          (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a Change in Control of the Company has occurred or will occur in the future pursuant to any then existing contract or transaction.

     4. Options not Transferable. The Options may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process; provided, however, that if the Options represent a Non-Qualified Stock Option, such Options are transferable without payment of consideration to immediate family members of the Optionee or to trusts or partnerships established exclusively for the benefit of the Optionee and the Optionee's immediate family members. Upon any attempt to transfer, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by the Plan contrary to the provisions thereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by the Plan, such Option shall thereupon terminate and become null and void.

     5. Investment Intent. By accepting the option, the Optionee represents and agrees that none of the shares of Common Stock purchased upon exercise of the Options will be distributed in violation of applicable federal and state laws and regulations. In addition, the Company may require, as a condition of exercising the Options, that the Optionee execute an undertaking, in such a form as the Company shall reasonably specify, that the Common Stock is being purchased only for investment and without any then-present intention to sell or distribute such shares.

     6. Termination of Employment and Options. Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

     (i) Expiration: Five (5) years from the Date of Grant.

     (ii) Termination for Cause: The date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for cause as defined in the Employment Agreement.

     (iii) Termination Due to Death or Disability: The expiration of one (1) year from the date of the death of the Optionee or cessation of an Optionee's employment or contractual relationship by reason of Disability (as defined in Section 5(g) of the Plan). If an Optionee's employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution.



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

     (iv) Termination Due to Cessation of Service as a Director: The expiration of ninety (90) days from the date the Optionee, ceases to serve as a director and/or employee of the Company.

     (v) Termination for Any Other Reason: The expiration of three (3) months from the date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability (as defined in Section 5(g) of the Plan).

Each unvested Option granted pursuant hereto shall terminate immediately upon termination of the Optionee's employment or contractual relationship with the Company for any reason whatsoever, including death or Disability unless vesting is accelerated in accordance with Section 5(f) of the Plan.

     7. Stock. In the case of any stock split, stock dividend or like change in the nature of shares of Stock covered by this Agreement, the number of shares and exercise price shall be proportionately adjusted as set forth in Section 5(m) of the Plan.

     8. Exercise of Options. Options shall be exercisable, in full or in part, at any time after vesting, until termination; provided, however, that any Optionee who is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 with respect to the Common Stock shall be precluded from selling or transferring any Common Stock or other security underlying an Option during the six (6) months immediately following the grant of that Option. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than fifty (50) shares (as adjusted pursuant to Section 5(m) of the Plan) may be exercised; provided, that if the vested portion of any Option is less than fifty
(50) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

     Each exercise of the Options shall be by means of delivery of a notice of election to exercise (which may be in the form attached hereto as Exhibit A) to the Secretary of the Company at its principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in cash by certified check or cashier's check in the amount of the full exercise price for the Common Stock to be purchased. In addition to payment in cash by certified check or cashier's check, an Optionee or transferee of an Option may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

     (i) by delivering to the Company shares of Common Stock previously held by such person or by the Company withholding shares of Common Stock otherwise deliverable pursuant to exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate purchase price to be paid by the Optionee upon such exercise;

     (ii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker promptly to sell or margin a sufficient portion of the shares and deliver directly to the Company the amount of sale or margin loan proceeds to pay the exercise price; or

     (iii) by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

It is a condition precedent to the issuance of shares of Common Stock that the Optionee execute and deliver to the Company a Stock Transfer Agreement, in a form acceptable to the Company, to the extent required pursuant to the terms thereof.

     9. Holding Period for Incentive Stock Options. Period for Incentive Stock Options. In order to obtain the tax treatment provided for Incentive Stock Options by Section 422 of the Code, the shares of Common Stock received upon exercising any Incentive Stock Options received pursuant to this Agreement must be sold, if at all, after a date which is later of two (2) years from the date of this agreement is entered into and one (1) year from the date upon which the Options are exercised. The Optionee agrees to report sales of such shares prior to the above determined date to the Company within one (1) business day after such sale is concluded. The Optionee also agrees to pay to the Company, within five (5) business days after such sale is concluded, the amount necessary for the Company to satisfy its withholding requirement required by the Code in the manner specified in Section 5(l)(2) of the Plan. Nothing in this Section 9 is intended as a representation that Common Stock may be sold without registration under state and federal securities laws or an exemption therefrom, or that such registration or exemption will be available at any specified time.

     10. Subject to 1999 Stock Option Plan. The terms of the Options are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan, a copy of which has been delivered to the Optionee, and which is available for inspection at the principal offices of the Company.

     11. Professional Advice. The acceptance of the Options and the sale of Common Stock issued pursuant to the exercise of Options may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealings with respect to Options for the Common Stock. Without limiting other matters to be considered, the Optionee should consider whether upon the exercise of Options, the Optionee will file an election with the Internal Revenue Service pursuant to Section 83(b) of the Code.

     12. Tax Liability. Optionee fully understands that any federal, state and/or local income or other tax liability associated with these Options shall be the sole responsibility of Optionee.

     13. No Employment Relationship. Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Company, express or implied, that the Company or any Related Company will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company's or, where applicable, a Related Company's right to terminate Optionee's employment at any time, which right is hereby reserved.

     14. Entire Agreement. This Agreement and the Employment Agreement (collectively, the "Agreements"), are the only agreements between the Optionee and the Company with respect to the Options, and these Agreements and the Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

     15. Notices. Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

                  The Company:          Attention: President
                                        SportsPrize Entertainment Inc.
                                        13101 Washington Blvd., Suite 131
                                        Los Angeles, California 90066

                  The Optionee:         David Kenin
                                        607 Bayview Drive
                                        Manhattan Beach, California  90266


SportsPrize Entertainment Inc.


By: /s/ Bruce R. Cameron                /s/ David Kenin
    ---------------------------         ---------------------------------
    Bruce R. Cameron                    David Kenin

Its:  President and Chief
        Financial Officer

     THERE MAY NOT BE PRESENTLY AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS FOR THE ISSUANCE OF SHARES OF STOCK UPON EXERCISE OF THESE OPTIONS. ACCORDINGLY, THESE OPTIONS CANNOT BE EXERCISED UNLESS THESE OPTIONS AND THE SHARES OF STOCK TO BE ISSUED UPON EXERCISE OF THESE OPTIONS ARE REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

     THE SHARES OF STOCK ISSUED PURSUANT TO THE EXERCISE OF OPTIONS WILL BE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933 AND WILL BEAR A LEGEND RESTRICTING RESALE UNLESS THEY ARE REGISTERED UNDER STATE AND FEDERAL SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE COMPANY IS NOT OBLIGATED TO REGISTER THE SHARES OF STOCK OR TO MAKE AVAILABLE ANY EXEMPTION FROM REGISTRATION.

                                    EXHIBIT A

                         Notice of Election to Exercise

     This Notice of Election to Exercise shall constitute proper notice pursuant to Section 5(h) of the SportsPrize Entertainment Inc. 1999 Stock Option Plan (the "Plan") and Section 8 of that certain Stock Option Agreement (the "Agreement") dated as of the _____ day of ____________, 1999 between SportsPrize Entertainment Inc. (the "Company") and the undersigned.

     The undersigned hereby elects to exercise Optionee's option to purchase __________ shares of the common stock of the Company at a price of $__________ per share, for aggregate consideration of $______, on the terms and conditions set forth in the Agreement and the Plan. Such aggregate consideration, in the form specified in Section 8 of the Agreement, accompanies this notice.

     The undersigned has executed this Notice this ____ day of __________, 19__.



                                   ---------------------------------------------
                                   Signature

                                   ---------------------------------------------
                                   Name (typed or printed)

                                    EXHIBIT B

                    FORM OF SEPARATION AGREEMENT AND RELEASE

     This Separation Agreement And Release (the "Agreement") is entered into as of this __________ day of ________, _____ (hereinafter the "Execution Date"), by and between David Kenin (hereinafter "Mr. Kenin"), and SportsPrize Entertainment Inc., its successors and assigns (hereinafter "SportsPrize Entertainment").

     1. Mr. Kenin's employment with SportsPrize Entertainment will be terminated effective ___________. The termination is pursuant to Section _____of the Executive Employment Agreement dated April 10, 2000, by and between Mr. Kenin and SportsPrize Entertainment. The parties have agreed to avoid and resolve any existing or potential disagreements between them arising out of or connected with Mr. Kenin's employment with SportsPrize Entertainment.

     2. SportsPrize Entertainment agrees to provide Mr. Kenin the following severance benefits, within five calendar days after the expiration of the seven day revocation period described in Paragraph 9 below (hereinafter the "Effective Date"), provided Mr. Kenin has not revoked this Agreement as described in that
Paragraph:

          (a) SportsPrize Entertainment will continue to pay Mr. Kenin's existing base salary in accordance with its regular payroll practices and maintain his current health benefits in accordance with its policies for its regular employees until April 16, 2002.

          (b) All of Mr. Kenin's unvested SportsPrize Entertainment stock options shall vest as of the date of termination of Mr. Kenin's employment.

     Mr. Kenin specifically acknowledges and agrees that these salary payments, employee benefits and additional vested stock options exceed the amount he would otherwise be entitled to receive upon termination of his employment, and that this compensation and the other benefits he has received or will receive are in exchange for entering into this Agreement.

     3. Mr. Kenin represents that he has not filed, and will not file, any complaints, lawsuits, administrative complaints or charges relating to his employment with, or termination from, SportsPrize Entertainment. Mr. Kenin agrees to release SportsPrize Entertainment, its Board of Directors, officers, employees, agents and assigns, from any and all claims, charges, complaints, causes of action or demands of whatever kind or nature that Mr. Kenin has or hereafter shall have relating to Mr. Kenin's employment with or discharge from SportsPrize Entertainment, including but not limited to: wrongful or tortious termination; implied or express employment contracts and/or estoppel; discrimination and/or retaliation under any federal, state or local statute or regulation, specifically including any claims Mr. Kenin may have under the Fair Labor Standards Act, Age Discrimination in Employment Act, the Older Worker's Benefit Protection Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964 as amended, and the Family and Medical Leave Act; the Wage or Employment Discrimination laws of any state; any claims brought under any federal or state statute or regulation for non-
payment of wages or other compensation; and libel, slander, or breach of contract other than the breach of this Agreement. Notwithstanding any other provision of this Agreement, Mr. Kenin does not waive his right to make a claim for relief pursuant to Paragraph 9 of this Agreement if SportsPrize Entertainment is in violation of this Agreement.

     4. SportsPrize Entertainment agrees to indemnify Mr. Kenin for actions in the course and scope of employment or directorship regardless of whether any claim against Mr. Kenin is brought subsequent to the termination of the employment or director relationship. The Company reserves the right to claim indemnity under any or all of its insurance policies.

     5. Mr. Kenin acknowledges and affirms that he has previously executed a trade secret and non-competition agreement, and that the terms and conditions of said agreement are not affected by this Agreement. Mr. Kenin represents that he has returned all property belonging to SportsPrize Entertainment, including but not limited to, the Company laptop computer. Mr. Kenin agrees that he will neither seek nor accept employment with SportsPrize Entertainment in the future, and that the Company may reject without cause any such application.

     6. Mr. Kenin agrees that he will keep the fact, terms, and amount of this Agreement completely confidential and that he will not hereafter disclose any information concerning this Agreement to anyone, provided that any party hereto may make such disclosures as are required by law and as are necessary for legitimate law enforcement or compliance purposes.

     7. Mr. Kenin warrants that no promise or inducement has been offered for this Agreement other than as set forth herein and that this Agreement is executed without reliance upon any other promises or representations, oral or written. Any modification of this Agreement must be made in writing and be signed by Mr. Kenin and SportsPrize Entertainment.

     8. The provisions of this Agreement are severable. If any part of the Agreement is found to be unenforceable, the other provisions shall remain fully valid and enforceable. This Agreement is governed and construed by the laws of the State of California.

     9. Mr. Kenin specifically agrees and acknowledges: (A) that his waiver of rights under this Agreement is knowing and voluntary as required under the Older Workers Benefit Protection Act; (B) that he understands the terms of this Agreement; (C) that he has been advised in writing by SportsPrize Entertainment to consult with an attorney prior to executing this Agreement; (D) that SportsPrize Entertainment has given his a period of up to twenty-one (21) days within which to consider this Agreement; and (E) that, following his execution of this Agreement he has seven (7) days in which to revoke this Agreement and that, if he chooses not to so revoke, the Agreement shall then become effective and enforceable and the payment and extension of benefits listed below shall then be made to him in accordance with the terms of this Agreement. To cancel this Agreement, Mr. Kenin understands that he must give a written revocation to SportsPrize Entertainment headquarters either by hand delivery or certified mail within the 7-day period. If he rescinds the Agreement, it will not become effective or enforceable and he will not be entitled to any of the benefits set forth above.

     10. Settlement of Disputes.

          (a) Arbitration. Any claims or disputes related to this Agreement shall be resolved exclusively by arbitration in California, in accordance with the applicable rules of the American Arbitration Association. In the event of submission of any dispute to arbitration, each party shall, not later than 30 days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing. If the Company is unsuccessful on the merits of an arbitration under this Paragraph, it shall pay the fees of the arbitrator(s) and other costs incurred by the Executive and the Company, including attorney's fees, in connection with such arbitration. Otherwise, the Company and the Executive shall bear their own fees and costs and split the fees of the arbitrator(s). The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

          (b) Venue. Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the courts of the State of California. The Executive and the Company consent to the jurisdiction of such courts over the subject matter set forth in this Agreement. The Executive waives any right the Executive may have to transfer or change the venue of any litigation brought against the Executive by the Company.

     11. MR. KENIN ACKNOWLEDGES AND AGREES THAT HE HAS CAREFULLY READ AND VOLUNTARILY SIGNED THIS AGREEMENT, THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS CHOICE, AND THAT HE SIGNS THIS AGREEMENT WITH THE INTENT OF RELEASING SPORTSPRIZE ENTERTAINMENT AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM ANY AND ALL CLAIMS.

ACCEPTED AND AGREED TO:



---------------------------------           ----------------------------------
SportsPrize Entertainment Inc.              David Kenin

Dated: --------------------------           Dated: ---------------------------





                                      -3-